EXHIBIT 99.1



                                     PNCCPAs
         ===============================================================


May 13, 2003

Mr. John Harkola
RDC International, Inc.
Suite 702
1819 Main Street
Sarasota, FL 34236


Dear Mr. Harkola:


We are unable to forward the financial statements of RDC International, Inc., as of March 31, 2003 in time for the Company's Form 10-QSB to be filed timely, as we just recently received the information to allow us to perform the review.

Thank you for your consideration.



Sincerely,


/s/ Pender Newkirk & Company
----------------------------------------
Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida




             Pender Newkirk & Company * Certified Public Accountants
------------------------------------------------------------------------------
          100 South Ashley Drive * Suite 1650 * Tampa, Florida 33602 *
         (813) 229-2321 * Fax (813) 229-2359 * Web Site: www.pnccpa.com

------------------------------------------------------------------------------

Member of Private Companies Practice Section and SEC Practice Section of American Institute of Certified Public Accountants